UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 21, 2005
Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	000-24597 (Commission File Number)	84-1208770 (I.R.S. Employer Identification Number)
5395 Pearl Parkway
Boulder, Colorado 80301
(Address of principal executive offices)
(303) 442-5455
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 21, 2005, the Board of Directors of Carrier Access Corporation (the “Company”) adopted changes to the annual compensation paid to the Chair of the Audit Committee. In addition to the compensation paid to such person for service as a director of the Company, the Chair of the Audit Committee shall receive $10,000 per year, plus $500 per Audit Committee meeting attended and an annual option to purchase 10,000 shares of common stock of the Company.
Item 4.01. Changes in Registrant’s Certifying Accountant.
On October 11, 2005, the Audit Committee of the Company’s Board of Directors engaged Hein & Associates, LLP as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years and through the date of the engagement of Hein & Associates, the Company did not consult with Hein & Associates regarding any matters or reportable events described in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Attached hereto as Exhibit 99.1 is a copy of the press release issued by the Company on October 11, 2005 announcing the engagement of Hein & Associates.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 11, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION
Date: October 11, 2005	By:	/s/ GARY GATCHELL
Gary Gatchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 11, 2005.